Exhibit 99.1

Contact:	Lesley Ogrodnick
508-293-6961
lesley.ogrodnick@emc.com

EMC Reports 19% Increase in Second-Quarter Profit;

Achieves 10% Growth in Quarterly Revenue

EMC Delivers 10th Consecutive Quarter of Double-Digit Year-Over-Year Growth for Revenue,

GAAP net income, and GAAP and non-GAAP EPS

Second-Quarter Highlights:

•    Consolidated revenue up 10% year over year

•    GAAP net income up 19% year over year; GAAP EPS up 21%

•    Non-GAAP EPS up 11%

•    Operating cash flow up 16% year over year; Free cash flow up 36%

•    Strong percentage increases in gross and operating margins

HOPKINTON, Mass. – July 24, 2012 – EMC Corporation (NYSE:EMC) today reported strong financial results for the second quarter of 2012, marking the company’s 10th consecutive quarter of double-digit year-over-year growth for consolidated revenue, GAAP net income, and GAAP and non-GAAP EPS. EMC expects to achieve its full-year 2012 goals for consolidated revenue, non-GAAP EPS and free cash flow.

Second-quarter consolidated revenue was $5.31 billion, an increase of 10% compared with the year-ago quarter. Second-quarter GAAP net income attributable to EMC increased 19% year over year to $650 million. Second-quarter GAAP earnings per weighted average diluted share increased 21% year over year to $0.29. Second-quarter non-GAAP1 earnings per weighted average diluted share were $0.39, an increase of 11% year over year.

During the second quarter, EMC generated operating cash flow of $1.24 billion and free cash flow2 of $958 million, a year-over-year increase of 16% and 36%, respectively. Additionally, the company expanded GAAP and non-GAAP gross margin and operating margin percentages on a year-over-year basis, and ended the quarter with $10.9 billion in cash and investments.

Joe Tucci, EMC Chairman and Chief Executive Officer, said, “I am very pleased with EMC’s execution and record second-quarter financial performance. We are seeing a transformation in the IT industry unlike anything we have seen before. Organizations are moving quickly to adopt cloud computing and take advantage of both the efficiency and agility that comes with running IT-as-a-Service. Customers are also looking to deploy a new generation of Big Data applications to gain competitive advantage and differentiate their businesses. And they demand that all this be done in a secure and trusted way. EMC is widely recognized as a leader and driver of this transformation.”

David Goulden, EMC President and Chief Operating Officer, said, “The business we have built is at the intersection of three of the most transformative waves in the history of IT – cloud computing, Big Data and trust. We have grown EMC profitably, expanded our portfolio of products and services into new markets, and established our reputation for quality and providing customers with the very best total experience in the industry. Looking ahead, we remain on track to deliver our ‘triple play’ – simultaneously taking market share, reinvesting for growth and delivering improved earnings – and are well positioned for our next major phase of growth.”

Second-Quarter Highlights

In the second quarter, revenue from EMC’s Information Storage business increased 7% year over year. Within this, revenue from EMC’s networked storage platforms portfolio3, which includes EMC’s high-end and mid-tier storage platform products, grew 7% year over year. Revenue from EMC’s high-end Symmetrix storage product portfolio increased 3% compared with the year-ago quarter, and revenue from the company’s portfolio of mid-tier storage products4 increased 10% year over year, the result of year-over-year growth across EMC’s major mid-tier product lines.

Second-quarter highlights included continued customer demand for EMC’s Isilon scale-out NAS portfolio, VNX unified storage family, Backup Recovery Systems (BRS) portfolio, and VMAX systems family. Customers also continued to increasingly turn to EMC’s Greenplum portfolio to gain greater insight and value from their data. Second-quarter revenue from EMC’s RSA Information Security business increased 13% year over year and revenue from VMware (NYSE: VMW), the global leader in virtualization and cloud infrastructure, grew 22% year over year. Additionally, EMC continued to experience strong customer demand for its broad portfolio of services to help customers transform their IT and business. Finally, Vblock Converged Infrastructure Platforms from VCE – the Virtual Computing Environment Company formed by Cisco and EMC with investments from VMware and Intel – also gained traction in enterprise data centers and with cloud service providers as demand continued to show very strong growth in the second quarter.

EMC’s consolidated second-quarter revenue from the United States increased 14% year over year to $2.9 billion, representing 54% of consolidated second-quarter revenue. Revenue from EMC’s business operations outside of the United States increased 5% year over year to $2.5 billion and represented 46% of consolidated second-quarter revenue.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that have not been announced or closed as of the date hereof. These statements supersede all prior statements made by EMC regarding 2012 financial results.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated revenues are expected to be $22.0 billion for 2012.

•

Consolidated GAAP operating income is expected to be 17.5% of revenues for 2012 and consolidated non-GAAP operating income is expected to be 24% of revenues for 2012. Excluded from consolidated non-GAAP operating income are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware’s capitalized software from prior periods and a release of excess RSA special charge reserve, which account for 4%, 1.6%, 0.5%, 0.5% and (0.1%) of revenues, respectively.

•

Total consolidated GAAP non-operating expense, which includes investment income, interest expense and other income and expense, is expected to be $211 million in 2012 and total consolidated non-GAAP non-operating expense is expected to be $200 million in 2012. Excluded from non-GAAP non-operating expense is stock-based compensation expense of $3 million, a gain on strategic investment of ($32 million) and a loss on interest rate swaps of $40 million.

•

Consolidated GAAP net income attributable to EMC is expected to be $2.75 billion in 2012 and consolidated non-GAAP net income attributable to EMC is expected to be $3.75 billion in 2012. Excluded from consolidated non-GAAP net income attributable to EMC are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware’s capitalized software from prior periods, a release of excess RSA special charge reserve, a gain on strategic investment and a loss on interest rate swaps which account for $665 million, $245 million, $90 million, $30 million, ($18 million), ($32 million), and $24 million, respectively.

•

Consolidated GAAP earnings per weighted average diluted share are expected to be $1.25 for 2012 and consolidated non-GAAP earnings per weighted average diluted share are expected to be $1.70 for 2012. Excluded from consolidated non-GAAP earnings per weighted average diluted share are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware’s capitalized software from prior periods, a release of excess RSA special charge reserve, a gain on strategic investment and a loss on interest rate swaps, which account for $0.30, $0.11, $0.04, $0.01, ($0.01), ($0.01) and $0.01 per weighted average diluted share, respectively.

•

The consolidated GAAP income tax rate is expected to be 21% for 2012. Excluding the tax impact of stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware’s capitalized software from prior periods, a release of excess RSA special charge reserve, a gain on strategic investment and a loss on interest rate swaps, which collectively impact the tax rate by 1%, the consolidated non-GAAP income tax rate is expected to be 22% for 2012. This assumes that the U.S. research and development tax credit for 2012 is extended in the fourth quarter of 2012.

•

GAAP net income attributable to the non-controlling interest in VMware is expected to be $148 million and non-GAAP net income attributable to the non-controlling interest in VMware is expected to be $250 million for 2012. Excluded from non-GAAP net income attributable to the non-controlling interest in VMware are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and the amortization of VMware’s capitalized software from prior periods, which account for $77 million, $16 million, $1 million and $8 million, respectively. The incremental dilution attributable to the shares of VMware held by EMC is expected to be $15 million for 2012.

•

Consolidated net cash provided by operating activities is expected to be $6.2 billion for 2012 and free cash flow is expected to be $4.9 billion for 2012. Excluded from free cash flow are $900 million of additions to property, plant and equipment and $400 million of capitalized software development costs.

•	The weighted average outstanding diluted shares are expected to be 2.2 billion for 2012.

•	EMC expects to repurchase $700 million of the company’s common stock in 2012.

Supporting Resources

•	EMC will host its 2012 second-quarter earnings conference call today at 8:30 a.m. ET, which will be available via EMC’s web site at http://www.emc.com/about/investor-relations/index.htm

•	Additional information regarding EMC’s financials, as well as a webcast of the conference call, will be available at 8:30 a.m. ET at http://www.emc.com/about/investor-relations/index.htm

•	Visit http://ir.vmware.com for more information about VMware’s second-quarter financial results.

•	Connect with EMC via Twitter, Facebook, YouTube, LinkedIn and ECN

About EMC

EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset — information — in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

1 Items excluded from the non-GAAP results for the second quarters of 2012 and 2011 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware’s capitalized software from prior periods, the RSA special charge, a release of excess RSA special charge reserve, a gain on strategic investment and a loss on interest rate swaps. See attached schedules for GAAP to non-GAAP reconciliations.

2 Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the three months ended June 30, 2012 and 2011.

3 EMC’s networked storage platforms include EMC Symmetrix, EMC VNX, EMC CLARiiON, EMC Celerra, EMC Centera, EMC Data Domain, EMC Isilon, EMC Avamar and EMC Atmos hardware and software products.

4 EMC’s mid-tier storage products include EMC VNX, EMC CLARiiON, EMC Celerra, EMC Centera, EMC Data Domain, EMC Isilon, EMC Avamar and EMC Atmos hardware and software products.

EMC, Atmos, Avamar, Celerra, Centera, CLARiiON, Data Domain, Greenplum, Isilon, RSA, Symmetrix, Vblock, VMAX, and VNX are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries. VMware is a registered trademark or trademark of VMware, Inc. in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC’s website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP,” certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware’s capitalized software from prior periods, a RSA special charge (release), a gain on strategic investment and a loss on interest rate swaps) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
Revenues:
Product sales	$3,178,737	$3,043,984	$6,247,594	$5,975,243
Services	2,132,656	1,801,354	4,158,177	3,477,713

	5,311,393	4,845,338	10,405,771	9,452,956

Cost and expenses:
Cost of product sales	1,254,328	1,327,217	2,555,878	2,647,705
Cost of services	709,672	637,834	1,389,283	1,225,913
Research and development	655,941	538,891	1,243,758	1,040,999
Selling, general and administrative	1,716,650	1,575,689	3,366,847	3,071,620
Restructuring and acquisition-related charges	27,603	21,216	53,496	48,109

Operating income	947,199	744,491	1,796,509	1,418,610

Non-operating income (expense):
Investment income	25,978	35,986	55,430	74,213
Interest expense	(18,544)	(46,476)	(36,727)	(91,455)
Other income (expense), net	(50,959)	30,357	(94,649)	(12,817)

Total non-operating income (expense)	(43,525)	19,867	(75,946)	(30,059)

Income before provision for income taxes	903,674	764,358	1,720,563	1,388,551
Income tax provision	214,256	172,731	405,166	294,370

Net income	689,418	591,627	1,315,397	1,094,181
Less: Net income attributable to the non-controlling interest in VMware, Inc.	(39,904)	(45,133)	(79,041)	(70,539)

Net income attributable to EMC Corporation	$649,514	$546,494	$1,236,356	$1,023,642

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.31	$0.27	$0.59	$0.50

Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.29	$0.24	$0.56	$0.45

Weighted average shares, basic	2,096,378	2,060,748	2,082,103	2,063,427

Weighted average shares, diluted	2,207,675	2,266,465	2,204,910	2,262,308

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	June 30,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$3,993,018	$4,531,036
Short-term investments	1,660,226	1,786,987
Accounts and notes receivable, less allowance for doubtful accounts of $65,720 and $61,804	2,973,743	2,937,499
Inventories	1,029,483	1,009,968
Deferred income taxes	792,019	733,308
Other current assets	486,045	583,885

Total current assets	10,934,534	11,582,683
Long-term investments	5,252,834	4,525,106
Property, plant and equipment, net	2,942,110	2,833,149
Intangible assets, net	1,758,132	1,766,115
Goodwill	12,654,827	12,154,970
Other assets, net	1,416,471	1,406,156

Total assets	$34,958,908	$34,268,179

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$880,286	$1,101,659
Accrued expenses	2,320,654	2,354,979
Notes converted and payable	—	1,699,832
Income taxes payable	187,641	155,909
Convertible debt	1,621,577	1,605,142
Deferred revenue	4,183,311	3,458,689

Total current liabilities	9,193,469	10,376,210
Income taxes payable	236,423	238,851
Deferred revenue	2,874,551	2,715,361
Deferred income taxes	230,495	250,817
Other liabilities	295,909	287,912

Total liabilities	12,830,847	13,869,151

Convertible debt	88,689	119,325

Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $0.01; authorized 25,000 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000,000 shares; issued and outstanding 2,098,720 and 2,048,890 shares	20,987	20,489
Additional paid-in capital	3,762,567	3,405,513
Retained earnings	17,356,977	16,120,621
Accumulated other comprehensive loss, net	(203,106)	(235,009)

Total EMC Corporation’s shareholders’ equity	20,937,425	19,311,614
Non-controlling interest in VMware, Inc.	1,101,947	968,089

Total shareholders’ equity	22,039,372	20,279,703

Total liabilities and shareholders’ equity	$34,958,908	$34,268,179

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Six Months Ended
	June 30, 2012	June 30, 2011
Cash flows from operating activities:
Cash received from customers	$11,286,247	$10,176,306
Cash paid to suppliers and employees	(8,050,908)	(7,621,684)
Dividends and interest received	14,404	40,181
Interest paid	(16,638)	(40,811)
Income taxes paid	(307,891)	(355,785)

Net cash provided by operating activities	2,925,214	2,198,207

Cash flows from investing activities:
Additions to property, plant and equipment	(332,302)	(406,158)
Capitalized software development costs	(206,562)	(231,561)
Purchases of short- and long-term available-for-sale securities	(3,590,308)	(3,249,888)
Sales of short- and long-term available-for-sale securities	2,455,681	2,413,493
Maturities of short- and long-term available-for-sale securities	582,640	563,996
Business acquisitions, net of cash acquired	(624,522)	(437,102)
Decrease (increase) in strategic and other related investments, net	38,390	(188,039)
Joint venture funding	(107,300)	(124,263)
Purchase of leasehold interest	—	(173,126)

Net cash used in investing activities	(1,784,283)	(1,832,648)

Cash flows from financing activities:
Issuance of EMC’s common stock from the exercise of stock options	299,621	422,506
Issuance of VMware’s common stock from the exercise of stock options	144,595	200,714
EMC repurchase of EMC’s common stock	(259,998)	(1,099,997)
EMC purchase of VMware’s common stock	(94,939)	(99,930)
VMware repurchase of VMware’s common stock	(178,195)	(280,389)
Excess tax benefits from stock-based compensation	154,907	252,124
Payment of long-term and short-term obligations	(14,584)	(549)
Proceeds from long-term and short-term obligations	3,663	1,071
Payment of convertible debt	(1,699,816)	—
Interest rate contract settlement	(24,399)	—

Net cash used in financing activities	(1,669,145)	(604,450)

Effect of exchange rate changes on cash and cash equivalents	(9,804)	16,122

Net decrease in cash and cash equivalents	(538,018)	(222,769)
Cash and cash equivalents at beginning of period	4,531,036	4,119,138

Cash and cash equivalents at end of period	$3,993,018	$3,896,369

Reconciliation of net income to net cash provided by operating activities:

Net income	$1,315,397	$1,094,181
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	742,901	689,075
Non-cash interest expense on convertible debt	20,115	51,799
Non-cash restructuring and other special charges	7,220	(524)
Stock-based compensation expense	423,428	414,667
Provision for doubtful accounts	24,288	3,733
Deferred income taxes, net	(116,581)	(24,852)
Excess tax benefits from stock-based compensation	(154,907)	(252,124)
Other, net	(37,624)	(38,308)
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	(23,845)	(21,617)
Inventories	(172,363)	(258,959)
Other assets	27,954	(114,971)
Accounts payable	(69,650)	(79,995)
Accrued expenses	(157,805)	13,718
Income taxes payable	213,856	(36,563)
Deferred revenue	880,033	741,234
Other liabilities	2,797	17,713

Net cash provided by operating activities	$2,925,214	$2,198,207

Reconciliation of GAAP to Non-GAAP*

(in thousands, except per share amounts)

Unaudited

	Three Months Ended
		Diluted		Diluted
	June 30,	Earnings	June 30,	Earnings
	2012	Per Share	2011	Per Share

Net Income Attributable to EMC GAAP	$649,514	$0.293	$546,494	$0.239

Stock-based compensation expense	154,235	0.070	142,890	0.063
Intangible asset amortization	57,047	0.026	57,860	0.026
Restructuring and acquisition-related charges	21,571	0.010	18,638	0.008
Amortization of VMware’s capitalized software from prior periods	9,552	0.004	—	—
RSA special charge (release)	(18,097)	(0.008)	56,222	0.025
Loss on interest rate swaps	24,461	0.011	—	—
Gain on strategic investment	(31,599)	(0.014)	(28,938)	(0.013)

Net Income Attributable to EMC Non-GAAP	$866,684	$0.391	$793,166	$0.348

Weighted average shares, diluted		2,207,675		2,266,465
Incremental VMware Dilution		$2,596		$4,404

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Cash Flow from Operations	$1,237,026	$1,063,430	$2,925,214	$2,198,207
Capital expenditures	(178,671)	(240,633)	(332,302)	(406,158)
Capitalized software	(100,714)	(119,568)	(206,562)	(231,561)

Free Cash Flow	$957,641	$703,229	$2,386,350	$1,560,488

*	Net of tax and non-controlling interest in VMware, Inc., except Weighted average shares, diluted. See Income Tax Provision and Net Income Attributable to VMware lines in Supplemental Information schedules.

Note: Schedule may not add due to rounding.

Reconciliation of GAAP to Non-GAAP

(in thousands)

Unaudited

	Three Months Ended
	June 30,	June 30,
	2012	2011

Gross Margin GAAP	$3,347,393	$2,880,287

Stock-based compensation expense	30,863	30,073
Intangible asset amortization	46,000	39,244
Restructuring and acquisition-related charges	—	—
Amortization of VMware’s capitalized software from prior periods	17,676	—
RSA special charge (release)	(23,771)	66,300
Loss on interest rate swaps	—	—
Gain on strategic investment	—	—

Gross Margin Non-GAAP	$3,418,161	$3,015,904

Revenues	$5,311,393	$4,845,338

Gross Margin Percentages:
GAAP	63.0%	59.4%
Non-GAAP	64.4%	62.2%

	Three Months Ended
	June 30, 2012	June 30, 2011

Operating Margin GAAP	$947,199	$744,491

Stock-based compensation expense	218,795	202,996
Intangible asset amortization	87,567	86,443
Restructuring and acquisition-related charges	27,603	21,216
Amortization of VMware’s capitalized software from prior periods	17,676	—
RSA special charge (release)	(23,771)	66,300
Loss on interest rate swaps	—	—
Gain on strategic investment	—	—

Operating Margin Non-GAAP	$1,275,069	$1,121,446

Revenues	$5,311,393	$4,845,338

Operating Margin Percentages:
GAAP	17.8%	15.4%
Non-GAAP	24.0%	23.1%

	Three Months Ended
	June 30, 2012	June 30, 2011
Non-operating income (expense) GAAP	$(43,525)	$19,867

Stock-based compensation expense	446	2,479
Intangible asset amortization	—	—
Restructuring and acquisition-related charges	—	—
Amortization of VMware’s capitalized software from prior periods	—	—
RSA special charge (release)	—	—
Loss on interest rate swaps	39,453	—
Gain on strategic investment	(31,599)	(56,000)

Non-operating income (expense) Non-GAAP	$(35,225)	$(33,654)

Reconciliation of GAAP to Non-GAAP

(in thousands)

Unaudited

	Three Months Ended June 30, 2012
	Income Before	Tax	Tax
	Tax	Provision	Rate

EMC Consolidated GAAP	$903,674	$214,256	23.7%

Stock-based compensation expense	219,241	47,341	21.6%
Intangible asset amortization	87,567	27,741	31.7%
Restructuring and acquisition-related charges	27,603	5,691	20.6%
Amortization of VMware’s capitalized software from prior periods	17,676	5,614	31.8%
RSA special charge (release)	(23,771)	(5,674)	23.9%
Loss on interest rate swaps	39,453	14,992	38.0%
Gain on strategic investment	(31,599)	—	0.0%

EMC Consolidated Non-GAAP	$1,239,844	$309,961	25.0%

Reconciliation of GAAP to Non-GAAP

Q2 ‘12 vs Q2 ‘11 Constant Currency Revenue Growth

Unaudited

	EMC Consolidated	Europe, Middle East and Africa	Latin America	BRIC+13*
Revenue growth – GAAP	10%	(1%)	2%	20%
Impact of constant currency	2%	6%	10%	4%

Revenue growth on a constant currency basis	12%	5%	12%	24%

*	BRIC+13 includes Brazil, Russia, India, China and 13 other emerging market countries.

This presentation refers to growth rates at constant currency or adjusting for currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of EMC’s business performance. To present this information, current period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate applied in each month of the prior year quarter. Constant currency includes the impacts from EMC’s hedging program.

Supplemental Information

For the Three Months Ended June 30, 2012

(in thousands)

Unaudited

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition-Related Charges	Amortization of VMware’s Capitalized Software from Prior Periods	RSA Special (Charge) Release	Loss on Interest Rate Swaps	Gain on Strategic Investment

EMC Consolidated

Cost of revenue	$(30,863)	$(46,000)	$—	$(17,676)	$23,771	$—	$—

Research and development	(80,469)	(2,509)	—	—	—	—	—

Selling, general and administrative	(107,463)	(39,058)	—	—	—	—	—

Restructuring and acquisition-related charges	—	—	(27,603)	—	—	—	—

Non-operating (income) expense	446	—	—	—	—	39,453	(31,599)

Income tax provision	47,341	27,741	5,691	5,614	(5,674)	14,992	—

Net income attributable to VMware	(17,665)	(2,779)	(341)	(2,510)	—	—	—

EMC Information Infrastructure

Cost of revenue	$(20,152)	$(31,839)	$—	$—	$23,771	$—	$—

Research and development	(32,441)	(1,758)	—	—	—	—	—

Selling, general and administrative	(62,217)	(36,130)	—	—	—	—	—

Restructuring and acquisition-related charges	—	—	(25,963)	—	—	—	—

Non-operating (income) expense	446	—	—	—	—	39,453	(31,599)

Income tax provision	28,229	23,252	5,691	—	(5,674)	14,992	—

Net income attributable to VMware	—	—	—	—	—	—	—

VMware within EMC

Cost of revenue	$(10,711)	$(14,161)	$—	$(17,676)	$—	$—	$—

Research and development	(48,028)	(751)	—	—	—	—	—

Selling, general and administrative	(45,246)	(2,928)	—	—	—	—	—

Restructuring and acquisition-related charges	—	—	(1,640)	—	—	—	—

Non-operating (income) expense	—	—	—	—	—	—	—

Income tax provision	19,112	4,489	—	5,614	—	—	—

Net income attributable to VMware	(17,665)	(2,779)	(341)	(2,510)	—	—	—

Supplemental Information

For the Three Months Ended June 30, 2011

(in thousands)

Unaudited

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition- Related Charges	RSA Special (Charge) Release	Gain on Strategic Investment

EMC Consolidated

Cost of revenue	$(30,073)	$(39,244)	$—	$(66,300)	$—

Research and development	(75,769)	(4,331)	—	—	—

Selling, general and administrative	(97,154)	(42,868)	—	—	—

Restructuring and acquisition-related charges	—	—	(21,216)	—	—

Non-operating (income) expense	2,479	—	—	—	(56,000)

Income tax provision	47,584	26,192	2,330	10,078	(19,600)

Net income attributable to VMware	(15,001)	(2,391)	(248)	—	7,462

EMC Information Infrastructure

Cost of revenue	$(20,393)	$(27,584)	$—	$(66,300)	$—

Research and development	(29,695)	(3,534)	—	—	—

Selling, general and administrative	(63,693)	(40,406)	—	—	—

Restructuring and acquisition-related charges	—	—	(20,006)	—	—

Non-operating (income) expense	2,479	—	—	—	—

Income tax provision	31,543	22,935	2,330	10,078	—

Net income attributable to VMware	—	—	—	—	—

VMware within EMC

Cost of revenue	$(9,680)	$(11,660)	$—	$—	$—

Research and development	(46,074)	(797)	—	—	—

Selling, general and administrative	(33,461)	(2,462)	—	—	—

Restructuring and acquisition-related charges	—	—	(1,210)	—	—

Non-operating (income) expense	—	—	—	—	(56,000)

Income tax provision	16,041	3,257	—	—	(19,600)

Net income attributable to VMware	(15,001)	(2,391)	(248)	—	7,462

Supplemental Information

For the Three Months Ended June 30, 2012

(in thousands)

Unaudited

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP

Revenue	$1,123,026	$(2,401)	$1,120,625
Cost of revenue	179,222	(120)	179,102

Gross margin	943,804	(2,281)	941,523
Research and development	248,594	(1,086)	247,508
Selling, general and administrative	483,300	(1,477)	481,823
Restructuring and acquisition-related charges	—	1,640	1,640

Operating income	211,910	(1,358)	210,552
Non-operating income	2,227	2,311	4,538

Income before taxes	214,137	953	215,090
Income tax provision	22,408	(2,813)	19,595

Net income	$191,729	3,766	195,495

Net income attributable to VMware		(39,904)	(39,904)

Net income attributable to EMC		$(36,138)	$155,591

Supplemental Information

For the Three Months Ended June 30, 2011

(in thousands)

Unaudited

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP

Revenue	$921,210	$(372)	$920,838
Cost of revenue	152,475	1,330	153,805

Gross margin	768,735	(1,702)	767,033
Research and development	189,241	(2,032)	187,209
Selling, general and administrative	392,602	(1,840)	390,762
Restructuring and acquisition-related charges	—	1,210	1,210

Operating income	186,892	960	187,852
Non-operating income	59,382	(637)	58,745

Income before taxes	246,274	323	246,597
Income tax provision	26,116	5,695	31,811

Net income	$220,158	(5,372)	214,786

Net income attributable to VMware		(45,133)	(45,133)

Net income attributable to EMC		$(50,505)	$169,653

Supplemental Information

(in thousands)

Unaudited

	Q1 2011	Q2 2011	Q3 2011	Q4 2011	FY 2011	Q1 2012	Q2 2012
Information Storage:
Product Revenue	$2,384,011	$2,432,702	$2,465,339	$2,818,421	$10,100,473	$2,454,735	$2,512,914
Services Revenue	1,055,466	1,135,792	1,197,581	1,265,867	4,654,706	1,234,172	1,304,311

Total Information Storage Revenue	$3,439,477	$3,568,494	$3,662,920	$4,084,288	$14,755,179	$3,688,907	$3,817,225

Information Intelligence Group:
Product Revenue	$41,132	$44,226	$50,439	$73,540	$209,337	$36,062	$45,497
Services Revenue	110,043	115,646	111,157	115,169	452,015	109,491	107,276

Total Information Intelligence Group Revenue	$151,175	$159,872	$161,596	$188,709	$661,352	$145,553	$152,773

RSA Information Security:
Product Revenue	$87,180	$102,273	$115,685	$135,652	$440,790	$96,489	$103,458
Services Revenue	87,074	93,861	99,215	107,263	387,413	110,028	117,312

Total RSA Information Security Revenue	$174,254	$196,134	$214,900	$242,915	$828,203	$206,517	$220,770

EMC Information Infrastructure:
Product Revenue	$2,512,323	$2,579,201	$2,631,463	$3,027,613	$10,750,600	$2,587,286	$2,661,869
Services Revenue	1,252,583	1,345,299	1,407,953	1,488,299	5,494,134	1,453,691	1,528,899

Total EMC Information Infrastructure Revenue	$3,764,906	$3,924,500	$4,039,416	$4,515,912	$16,244,734	$4,040,977	$4,190,768

VMware:
Product Revenue	$418,936	$464,783	$442,904	$513,519	$1,840,142	$481,571	$516,868
Services Revenue	423,776	456,055	497,881	545,000	1,922,712	571,830	603,757

Total VMware Revenue	$842,712	$920,838	$940,785	$1,058,519	$3,762,854	$1,053,401	$1,120,625

Consolidated Revenues:
Product Revenue	$2,931,259	$3,043,984	$3,074,367	$3,541,132	$12,590,742	$3,068,857	$3,178,737
Services Revenue	1,676,359	1,801,354	1,905,834	2,033,299	7,416,846	2,025,521	2,132,656

Total Consolidated Revenues	$4,607,618	$4,845,338	$4,980,201	$5,574,431	$20,007,588	$5,094,378	$5,311,393

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	1.1%	3.4%	1.7%	0.1%	1.5%	(0.5)%	(2.1)%